Exhibit 11

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the limited partnership units of Brookfield Infrastructure Partners L.P.

Dated: April 8, 2020	BROOKFIELD ASSET MANAGEMENT INC.

	By:	/s/ Jessica Diab
		Name:	Jessica Diab
		Title:	Vice President

PARTNERS VALUE INVESTMENTS LP, by its general partner, PVI MANAGEMENT INC.

	By:	/s/ Leslie Yuen
		Name:	Leslie Yuen
		Title:	Director, Finance

PARTNERS LIMITED

	By:	/s/ Brian Lawson
		Name:	Brian Lawson
		Title:	President